Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

DRAFT: 4/23/06

Contact:	Scott D. Winters Vice President - Investor Relations 713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP ANNOUNCES AGREEMENT TO ACQUIRE STONE ENERGY

AND ELIMINATION OF 2007 AND 2008 CRUDE OIL COLLARS

Houston, Texas – April 24, 2006 – Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) announced today that the Company has entered into a definitive agreement to acquire Stone Energy Corporation (NYSE: SGY) (“Stone”) in a stock-for-stock transaction valued at approximately $1.46 billion, based on PXP’s closing price on April 21, 2006, and the assumption of $483 million of net debt. Stone stockholders will receive 1.25 shares of PXP common stock for each share of Stone common stock.

Also today, PXP announced it has executed a series of contracts that will eliminate all of its 2007 and 2008 crude oil price collars at a pre-tax cost of approximately $600 million assuming payment in second quarter of 2006. The collars involved 22,000 barrels of oil per day (BOPD) for both years with a floor price of $25.00 per barrel and an average ceiling price of $34.76 per barrel. Although under the terms of the contracts the Company could repay the counterparties as the collars mature in 2007 and 2008, it is the Company’s current intention to repay the positions in 2006. PXP maintains downside commodity price protection on 50,000 barrels of oil a day in years 2006 and 2007 with a strike price of $55.00 per barrel WTI. Additionally, the Company has purchased $55.00 per barrel puts for 2008 for 32,000 BOPD at a price of $3.79 per barrel on a deferred premium basis. The Company expects a 5 percent increase in production per share and an increase in per barrel cash margin of 35 percent in 2007.

“These accretive transactions represent an opportunity for the stockholders of both companies to benefit from combining the strengths of PXP and Stone. Upon completion of the acquisition, PXP will be in an enviable position to accelerate its cash flow per share and strong reserve growth through the Rocky Mountain business, highlighted by the Pinedale/Jonah/Eagle projects in the Green River Basin and the large Middle Bakken position in the Williston Basin, and the Gulf of Mexico, primarily in the Deep Water with our Big Foot discovery, and continued development of its large long-lived California oil resource base. PXP should have a stronger balance sheet and full commodity price exposure with downside commodity price risk protection

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at $55 WTI in 2006, 2007 and 2008. We look forward to the opportunity to carefully invest the excess cash flow in debt reduction, share repurchase or other sound investments that benefit our stockholders,” commented James C. Flores, PXP’s Chairman, President and Chief Executive Officer.

Following the acquisition, PXP will have a proved reserve base of approximately 500 million barrels of oil equivalent. At year-end 2005 Stone reported 99 million barrels of oil equivalent (MBOE) of proven reserves located in the Gulf Coast Basin and the Rocky Mountain Region. Stone’s proved reserves are 73 percent developed and 42 percent oil. The combined company is expected to have:

•	significant operations in California, the Rocky Mountains, Texas and the Gulf of Mexico;

•	total net developed acres of 207,643 and 992,822 net undeveloped acres;

•	a reserve-to-production ratio of 12-14 years;

•	80% oil reserves; and

•	70% to 75% oil production.

The table below summarizes some key combined company 2007 operating and financial estimates.

Pro Forma
2007 Operating and Financial Estimates
Average Daily Sales Volumes	100,000 -110,000 BOEPD

Price Realization % of Index (unhedged)
Oil - NYMEX	85% - 89%
Gas - Henry Hub	93% - 98%

Costs per BOE
Total Production Costs	$12.00 - $14.00
DD&A	$12.00 - $15.00
General & Administrative Cash Expense	$2.25 - $ 2.75
Interest Expense	$3.00 - $3.50

Capital Expenditures ($MM)	$900 - $ 1,000

TERMS AND CONDITIONS

If the acquisition is approved PXP will issue approximately 34.5 million shares to Stone stockholders and assume $483 million of debt net of cash on the balance sheet at year-end 2005. Under the terms of the definitive agreement, Stone stockholders will receive 1.25 shares of PXP common stock for each share of Stone common stock. The transaction is expected to qualify as a tax-free reorganization under Section 368(a) and is expected to be tax free to Stone stockholders.

The Boards of Directors of both companies have approved the merger agreement and each will recommend it to their respective stockholders for approval. The transaction will remain subject to stockholder approval from both companies and other customary conditions. Both companies

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intend to hold stockholder meetings. Dates for these meeting will be announced as soon as possible. The companies anticipate completing the transaction in the third quarter of 2006. Post closing, it is anticipated that the PXP stockholders will own approximately 70 percent of the combined company and Stone stockholders will own approximately 30 percent of the combined company.

The PXP Board of Directors will remain the same. The transaction will be accounted for as a purchase of Stone by PXP under purchase accounting rules and PXP will continue to use the full cost method of accounting for its oil and gas properties.

Mr. James C. Flores will remain the Chairman, President and Chief Executive Officer and PXP’s current executive staff John F. Wombwell, Executive Vice President and General Counsel, and Thomas M. Gladney, Executive Vice President Exploration & Production, will continue in their current capacities. Upon completion of the acquisition, Stone Energy’s Chief Financial Officer Kenneth H. Beer will join the Company as Executive Vice President and Chief Financial Officer.

Lehman Brothers Inc. acted as the lead financial advisor to PXP. J.P Morgan also advised PXP and rendered a fairness opinion to PXP. Randall & Dewey, a division of Jefferies & Company, acted as financial advisor to Stone.

CONFERENCE CALL

PXP will host a conference call today April 24, 2006 at 9:00 a.m. Central to discuss these developments and other forward-looking items. Investors wishing to participate may dial 1-800-567-9836 or 1-973-935-8460. The replay will be available through May 8, 2006 and can be accessed by dialing 1-877-519-4471 or 1-973-341-3080, Replay ID: 7262760.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas, the Gulf Coast region of the United States, the Gulf of Mexico, several basins of the Rocky Mountains and the Williston Basin. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

•	completion of the proposed merger,

•	effective integration of the two companies,

•	reserve and production estimates,

•	oil and gas prices,

•	the impact of derivative positions,

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•	production expense estimates,

•	cash flow estimates,

•	future financial performance,

•	planned capital expenditures, and

•	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2005, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

PXP AND STONE WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PXP, STONE AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF PXP AND STONE SEEKING THEIR APPROVAL OF THE ACQUISITION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PXP AND STONE WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO PXP) MAY ALSO BE OBTAINED FOR FREE FROM PXP BY DIRECTING A REQUEST TO PLAINS EXPLORATION & PRODUCTION COMPANY, 700 MILAM, SUITE 3100, HOUSTON, TX 77002, ATTENTION: JOANNA PANKEY; TELEPHONE: (713) 579-6000, E-MAIL: JPANKEY@PLAINSXP.COM.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO STONE) MAY ALSO BE OBTAINED FOR FREE FROM STONE BY DIRECTING A REQUEST TO STONE ENERGY CORPORATION, 625 E. KALISTE SALOOM ROAD, LAFAYETTE, LA 70508, ATTENTION: KENNETH BEER, TELEPHONE: (337) 237-0410, E-MAIL: CFO@STONEENERGY.COM.

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PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus when it is filed.

Stone, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Stone’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus when it is filed.

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